                                                                    EXHIBIT 99.1

                   THE ATG INC. 1998 CONSULTANTS AND ADVISORS
                               STOCK OPTION PLAN



     Purpose.  The purpose of the ATG Inc. 1998 Consultants and Advisors Stock
     -------
Option Plan (the "Plan") is to reward and/or incentivize consultants and advisors to ATG Inc. (the "Company") and/or its subsidiaries judged to have contributed, or to have the capacity to contribute, to the long-term success of the Company, and to attract qualified persons to act as consultants and advisors to the Company and its subsidiaries.

     Administration.  The Plan is administered, at the Company's expense, by the
     --------------
Company's Board of Directors (the "Board"). The Board's interpretation or determination of any matter or issue arising under the Plan, to the extent not inconsistent with the terms of any rights expressly granted to participants under the Plan in writing, shall be final, binding and conclusive for all purposes. The Board shall have the power at any time to amend or modify the Plan in a manner which does not adversely affect outstanding rights of any person thereunder (absent the consent of such person).

     Eligibility.  All consultants and advisors retained by the Company and/or
     -----------
its subsidiaries are eligible for awards under the Plan immediately prior to or during the term of their engagement; provided, however, that in no event shall
                                     -----------------------------------------
any such consultant or advisor receive an award under the Plan as direct or
---------------------------------------------------------------------------
indirect compensation for services rendered in connection with the offer or sale
--------------------------------------------------------------------------------
of securities by the Company in a capital-raising transaction.
-------------------------------------------------------------

     Nature of Awards.  Awards under the Plan shall consist of options (the
     ----------------
"Options") to acquire shares of the Company's Common Stock, no par value per share (the "Common Stock"), at a specified exercise price per share, covering a specified number of such shares, and exercisable over such period and subject to such other terms and conditions, as are set forth in a written agreement between the Company and the grantee (the "Grant Instrument").

     Maximum Number of Shares Available Under Plan.  The maximum number of
     ---------------------------------------------
shares of Common Stock available for purchase under the Plan is Two Hundred Thousand (200,000), subject to adjustment by the Board conformably with the principles described below under "Adjustment to Options".

     Selection of Grantees and Determination of Awards.  Either and only the
     -------------------------------------------------
full Board, acting in its corporate capacity, or the Chief Executive Officer of the Company, acting alone as the delegate of the Board, shall have the authority to select the persons to whom Options are to be granted and, consistently with the terms of the Plan, determine all specific terms and conditions applicable thereto.

     Adjustment to Options.  The number of shares covered by an Option will be
     ---------------------
increased or decreased proportionately, and the exercise price modified inversely, in the event of a stock split, stock dividend or reverse stock split with respect to the Common Stock. With respect to any other fundamental change affecting the Common Stock, the Grant Instrument will contain such adjustments to the Option as are deemed appropriate by the full Board or the Chief Executive Officer of the Company, as applicable, so as not to dilute the rights of the grantee in the context thereof.

     Non-Qualified Status of Options Under Internal Revenue Code.  Options
     -----------------------------------------------------------
issued under the Plan are not intended to be "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code").

     Non-Qualified Nature of Plan.  The Plan is not intended to be subject to
     ----------------------------
the provisions of the federal Employee Retirement Income Security Act of 1974, as amended, or to be qualified under Section 401(a) of the Code.

     Termination of Plan.  The Plan shall terminate on such date as is
     -------------------
determined by the Board in its discretion.

     No Granting of Retention or Employment Rights.  Neither the Plan, nor any
     ---------------------------------------------
action taken under the Plan, shall be construed as giving any eligible consultant or advisor the right to become a participant in the Plan, nor shall an Option awarded under the Plan be construed as giving the grantee any right with respect to continuance of retention or employment by the Company or any of its subsidiaries.

                                      -2-